UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2020

Adesto Technologies Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37582	16-1755067
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3600 Peterson Way
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 400-0578

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IOTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2020, Adesto Technologies Corporation (the “Company”) held a virtual special meeting of stockholders (the “Special Meeting”) exclusively online via live webcast. Holders of the Company’s common stock, $0.0001 par value per share (“Common Stock”), were entitled to one vote for each share held as of the close of business on March 25, 2020 (the “Record Date”).  Present at the Special Meeting or represented by proxy were holders of 18,349,477 shares of Common Stock representing a total of 18,349,477 votes, or more than 59.5% of the eligible votes as of the Record Date, constituting a quorum.

At the Special Meeting, the stockholders of the Company voted on the following proposals: (i) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 20, 2020, by and among the Company, Dialog Semiconductor plc, a company incorporated in England and Wales (“Dialog”), and Azara Acquisition Corp., a Delaware corporation and wholly owned direct or indirect subsidiary of Dialog (such proposal, “Proposal 1”) and (ii) to approve the adjournment of the Special Meeting to a later date or dates to (a) solicit additional proxies if (A) the Company’s board of directors determines that there are insufficient shares of the Company’s Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting, to the extent necessary to obtain such a quorum, or (B) the Company has not received proxies sufficient to approve the adoption of the Merger Agreement at the Special Meeting, (b) give holders of the Company’s Common Stock additional time to evaluate any supplement or amendment to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2020 (the “Proxy Statement”) or (c) otherwise comply with applicable law (such proposal, “Proposal 2”). Each of these proposals is described in more detail in the Proxy Statement. The final voting results for each of the proposals are detailed below:

Proposal 1. The Company’s stockholders approved Proposal 1. The final voting results were as follows:

Votes For	Votes Against	Abstentions
18,247,071	31,579	70,827

Proposal 2. There being a quorum present and sufficient votes in favor of Proposal 1, the stockholders were not asked to vote with respect to Proposal 2.

Item 8.01.  Other Events.

On April 8, 2020, the Company and Dialog submitted a joint voluntary notice for review by the Committee on Foreign Investment in the United States (“CFIUS”), which CFIUS accepted for review by letter dated May 5, 2020.  In that letter, CFIUS confirmed that May 5, 2020 is the first day of the initial 45-day review period.  The consummation of the merger pursuant to the Merger Agreement remains subject to the receipt of CFIUS clearance, as well as other customary closing conditions.  Subject to satisfaction of those conditions, the Company currently expects the merger to close in the third calendar quarter of 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adesto Technologies Corporation

Date: May 6, 2020	By:	/s/ Ron Shelton
	Name:	Ron Shelton
	Title:	Chief Financial Officer